UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 9, 2005

ZUMIEZ INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

000-51300	91-1040022
(Commission File Number)	(IRS Employer Identification No.)

6300 Merrill Creek Parkway, Suite B, Everett, Washington	98203
(Address of Principal Executive Offices)	(Zip Code)

(425) 551-1500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2005, Zumiez Inc. (the “Company”) appointed Matthew L. Hyde to the Company’s Board of Directors.  Mr. Hyde, age 43, is a senior vice president of merchandising logistics at Recreational Equipment Inc. and also serves on the boards of Ivey Imaging, the Outdoor Industry Association and the Youth Outdoors Legacy Fund.  Mr. Hyde will serve on the Company’s Audit Committee and the Company’s Compensation Committee.  There are no arrangements or understandings between Mr. Hyde and any other persons pursuant to which Mr. Hyde was selected as a director.  There are no transactions, or proposed transactions, during the last two years with the Company to which Mr. Hyde was or is to be a party, in which Mr. Hyde, or any member of his immediate family, has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.
(Registrant)

Date: December 9, 2005	By:	/s/ Richard M. Brooks
Richard M. Brooks
President and Chief Executive Officer